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                                                                   Exhibit 23.01



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Citigroup Inc.:


We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-3 ("Registration Statement") of
Citigroup Inc., Citigroup Capital VI, Citigroup Capital VII, Citigroup
Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, and Citigroup Capital XIII of our report dated
January 25, 1999, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the 1998 annual report on Form 10-K of Citigroup and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP
-----------------------
New York, New York
March 8, 1999